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                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES

                                  EXHIBIT 21


PARENTS AND SUBSIDIARIES
------------------------

James A. Collins, Chairman Emeritus and a Director, owned of record and beneficially, at June 30, 2000, 3,814,911 shares of the Company's common stock, representing approximately 13.6 percent of the Company's total shares outstanding and may be considered a "parent" of the Company as such term is defined by the rules and regulations of the Securities and Exchange commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company's subsidiaries as of June 30, 2000:

                                                           Jurisdiction of
                   Name of Subsidiary                       Incorporation
     ---------------------------------------------------------------------
     Buffalo Ranch Australia Pty, Ltd.                        Australia
     CFI Insurers, Ltd.                                        Bermuda
     Collins Finance and Management Pty, Ltd.                 Australia
     Collins Foods Australia Pty, Ltd.                        Australia
     Collins Foods International, Pty, Ltd.                    Nevada
     Collins International, Inc.                              Delaware
     Collins Properties, Inc.                                 Delaware
     Collins Property Development Pty, Ltd.                   Australia
     Curly's of Springfield, P.A., Inc.                     Pennsylvania
     Dalton's Roadhouse, Inc.                                California
     Furnace Concepts Australia Corp.                          Nevada
     Furnace Concepts International, Inc.                      Nevada
     Gulliver's Australia Pty, Ltd.                           Australia
     Josephina's, Inc.                                       California
     Restaurant Concepts International, Inc.                   Nevada
     Restaurant Concepts of Australia Pty, Ltd.                Nevada
     Scott's & Sizzler Ltd.                                    Canada
     Sizzler Australia Pty, Ltd.                              Australia
     Sizzler Family Steak Houses, Inc.                         Nevada
     Sizzler Franchise Development, Ltd.                       Bermuda
     Sizzler Holdings of Canada, Inc.                          Canada
     Sizzler International Marks, Inc.                        Delaware
     Sizzler New Zealand Limited                               Nevada
     Sizzler of N.Y., Inc.                                    New York
     Sizzler Project Pty, Ltd.                                Australia
     Sizzler Restaurant Services, Inc.                         Nevada
     Sizzler South Pacific Pty, Ltd.                           Nevada
     Sizzler Southeast Asia, Inc.                              Nevada
     Sizzler Steak Seafood Salad (S) Pte. Ltd.                Singapore
     Sizzler USA Franchise, Inc.                              Delaware
     Sizzler USA Real Property, Inc.                          Delaware
     Sizzler USA Restaurants, Inc.                            Delaware
     Sizzler USA. Inc.                                        Delaware
     Tenly Enterprises, Inc.                                Pennsylvania